Exhibit 15.15

KPMG LLP

Bay Adelaide Centre

Suite 4600

333 Bay Street

Toronto ON M5H 2S5

Tel 416-777-8500

Fax 416-777-8818

www.kpmg.ca

May 15, 2024

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Electra Battery Materials Corporation (the “Company”), and, under the date of April 4, 2023, we reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021. On September 14, 2023, we resigned.

We have read the Company’s statements included under Item 16F of its Annual Report on Form 20-F dated May 15, 2024, and we agree with such statements.

Very truly yours,

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

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